                                                                  EXHIBIT 10.6

                           ELLIOTT BAY OFFICE PARK
                                OFFICE LEASE



          THIS LEASE, made the       day of                       , 1998, by and
                               -----        ----------------------
between SELIG REAL ESTATE HOLDINGS SIX, a Washington general partnership, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor" and Cell Therapeutics Inc., a Washington Corporation, whose address is 201 Elliott Avenue West, Suite 400, hereinafter referred to as "Lessee".

          1.   DESCRIPTION,  Lessor in consideration of the agreements contained
               -----------
in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the agreed upon square footage of approximately 11,955 rentable square feet (11,149 usable square feet), calculated according to the Building Owners and Managers Association International ("BOMA") standards, the exact square footage of which shall be determined by final drawings (hereinafter referred to as "Premises") situated on the 5th floor level of the Elliott Bay Office Park, 300 Elliott Avenue West, City of Seattle, State of Washington 98119, the legal description of which is:



          Parcel A:  All of Block 9, D.T. Denny's Waterfront Addition to the
          --------
          City of Seattle, according to the plat recorded in Volume 2 of Plats, Page 61, in King County, Washington.

          Parcel B:  Block 161, Seattle Tidelands.
          --------



          2.   TERM,  The term of this lease shall be for a period of 36 months,
               ----
commencing sixty (60) days after the space is delivered to Lessee by Lessor or upon the issuance of a certificate of occupancy, whichever occurs first, and ending 36 months thereafter, provided however, if Lessor has not delivered the space to Lessee by July 1, 1998, Lessee shall have the right to immediately terminate this lease and any advance payments made to Lessor shall be refunded.

          3.   RENT,  Lessee covenants and agrees to pay Lessor rent each month
               ----
in advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of $19.50 per rentable square foot. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro rated portion of the rent computed on an annual basis.

          4.   CONSIDERATION,  As consideration for the execution of this lease,
               -------------
Lessee has this date paid to Lessor a security deposit in the sum of $19,500.00, receipt of which is hereby acknowledged. In the event Lessee fully complies with all the terms and conditions of this lease, but not otherwise, an amount equal to such sum shall be credited on the last month's rental on the term of this lease. Any portion of the sum remaining as of the expiration or termination of this lease shall be immediately paid to Lessee.

          5.   USES,  Lessee agrees that Lessee will use and occupy said
               ----
Premises for general office and related purposes and for no other purposes.

          6.   RULES AND REGULATIONS,  Lessee and their agents, employees,
               ---------------------
servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease, provided however, that any amendments thereto will be reasonable and applied on a non-discriminatory basis.

          7.   CARE AND SURRENDER OF PREMISES,  Lessee shall take good care of
               ------------------------------
the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. Lessor agrees to make all necessary structural repairs to the building and the Premises, unless such repairs are necessitated by acts or omissions of Lessee. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or fire excepted). Lessee shall be responsible for removal of all of Lessee's property from the Premises, including, but not limited to, the removal of Lessee's telephone equipment and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at lease expiration, then Lessor shall have the right to remove said property and restore the Premises and Lessee shall be responsible for all reasonable costs associated therewith. Lessee shall also be responsible for those reasonable costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to, the cleaning, or replacement of carpets if damage is not caused by reasonable wear, and removal and disposal of Lessee's personal property remaining in the Premises.

          8.   ALTERATIONS,  Lessee shall not make any alterations or
               -----------
improvements in, or additions to said Premises without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed. Lessor shall respond to any such notice by Lessee within fifteen (15) days. The failure of Lessor to respond within such time shall be acceptance thereof. Except as provided in Paragraphs 37 and 38 herein, all such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury.

          9.   RESTRICTIONS,  Lessee will not use or permit to be used in said
               ------------
Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting Lessee's use of said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

          10.  WEIGHT RESTRICTIONS,  Safes, furniture or bulky articles may be
               -------------------
moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the reasonable discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, whose consent shall not be unreasonably withheld, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

          11.  SIGN RESTRICTION,  No sign, picture, advertisement or notice
               ----------------
shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor. Lessor shall, at Lessor's expense, place Lessee's name on the lobby and 5th floor directory. Signage for Lessee's office suite shall be at Lessee's expense.

          12.  LOCKS,  No additional locks shall be placed upon any doors of the
               -----
Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises whether paid for or not.

          13.  KEY,  Lessor, his janitor, engineer or other agents may retain a
               ---
pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises.

          14.  TELEPHONE SERVICE,  If Lessee desires telephonic or any other
               -----------------
electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

          15.  SERVICES,  Lessor shall maintain Premises and the public and
               --------
common areas of building, such as lobbies, stairs, corridor and restrooms, in reasonably good order and condition except for damage occasioned by the act of Lessee.

          Lessor shall furnish Premises with electricity for lighting and operation of low power usage office machines, heat, normal office air-conditioning, and elevator services, during the ordinary business hours of the building. Air-conditioning units and electricity therefore for special air-conditioning requirements, such as for computer centers, shall be at Lessee's expense. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service.

          Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder, provided however, that Lessee shall be entitled to a rent abatement after an interruption of service continues for 72 consecutive hours.

          In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein.

          16.  SOLICITORS,  Lessor will make an effort to keep solicitors out of
               ----------
the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

          17.  FLOOR PLAN,  The floor plan and specifications for Lessee's
               ----------
occupancy will be attached hereto and marked Exhibit "A" which shall be approved by both Lessor and Lessee, both of whose approval shall not be unreasonably withheld or conditioned.

          18.  ASSIGNMENT,  Lessee will not assign this lease, without Lessor's
               ----------
consent, or any interest hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld or conditioned. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor, whose consent shall not be unreasonably withheld or conditioned. Lessor's failure to respond within fifteen (15) days to Lessee's request to assign or sublease the Premises shall constitute Lessor's acceptance thereof. In the event Lessee desires to assign or sublet said Premises or any part thereof, Lessor shall have the first right to re-capture that portion of the Premises which Lessee intends to sublease. Notwithstanding the above, Lessee may assign this lease or sublease the Premises to affiliates or subsidiaries or related entities that result from a merger without Lessor's consent.

          19.  OPERATING SERVICES AND REAL ESTATE TAXES,  The annual base rental
               ----------------------------------------
rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs". Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.

                                 DEFINITIONS

Base Year
---------

For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease term commences. The base year shall be the calendar year 1998.

Comparison Year
---------------

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

Operating Services
------------------

"Operating Services" include, but are not limited to, the charges incurred by Lessor for: building operation salaries, benefits, management fee of five percent (5%) of gross income for the building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, and other charges which are reasonable, customary and generally accepted as "Operating Services" in the market place. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, and only to the extent of such actual savings in Operating Services, or which may be required by governmental authority not in effect as of the commencement date hereof, (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:

          (i)    real estate taxes

          (ii) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

          (iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

          (iv)   damage and repairs attributable to fire or other casualty;

          (v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

          (vi) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the building;

          (vii)  Lessor's general overhead expenses not related to the building;

          (viii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the building or any part thereof unless the outcome is to the financial benefit of all tenants;

          (ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building and costs incurred in supplying any item or service to less than all of the tenants in the building;


          (x) costs incurred due to a violation by Lessor or any other tenant of the building of the terms and conditions of a lease;

          (xi) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

          (xii) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

          (xiii) building management fees in excess of the management fees specified hereinabove;

          (xiv) cost incurred with owning and/or operating the parking lot(s) serving the building by independent parking operator(s).

          (xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

          (xvi)  rent called for under any ground lease or master lease;

          (xvii) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the building; and

Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.

Real Estate Taxes
-----------------

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such.

Proportionate Basis
-------------------

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located (220,845/RSF).

Computation of Adjustments to Base Year Costs
---------------------------------------------

Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed. For the purpose of calculating projected increases to Base Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire building is formulated in accordance with generally accepted accounting principles and adjusted to the greater of actual occupancy or 95% occupancy, then Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment.

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

For an example, see Exhibit B attached hereto.

          20.  ADDITIONAL TAXES OR ASSESSMENTS,  Should there presently be in
               -------------------------------
effect or should there be enacted during the term of this lease, any law, statute or ordinance levying any assessment or any tax upon rents or the income from real estate or rental property (other than federal or state income taxes), Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

          21.  LATE PAYMENTS,  On any payment, required to be made pursuant to
               -------------
this Lease, which is not made on the date the same is due, Lessor shall have the right to assess interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Seafirst National Bank, or its successor.

          In addition to any interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than five (5) days late.

          22.  RISK,  All personal property of any kind or description
               ----
whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence or willful misconduct on the part of Lessor or its agents. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

          23.  INDEMNIFICATION,  Either party will defend, indemnify and hold
               ---------------
harmless the other party from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said damages or injury was caused by the negligence or intentional act of the other party, its agents, employees, servants, customers or clients.

          24.  WAIVER OF SUBROGATION,  Lessee and Lessor do hereby release and
               ---------------------
relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise. Lessor will provide a non-disturbance agreement from any beneficiary of an existing or future deed of trust.

          25.  SUBORDINATION,  This lease and all interest and estate of Lessee
               -------------
hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may reasonably be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser or assignee and recognize such purchaser or assignee as Lessor and the purchaser or assignee, provided that Lessee is not in default, shall recognize the Lessee as the tenant under and in accordance with the terms of this lease. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate reasonably deemed necessary or desirable by Lessor to further effect the provisions of this paragraph.

          26.  CASUALTY,  In the event the leased Premises or the said building
               --------
is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty
(60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. If rebuilding and restoration are not substantially completed within 120 days of the casualty so that Lessee cannot reasonably conduct business therein, then Lessee shall have the option to terminate this lease. Provided however, if Lessor can provide comparable alternative space within the building, the Lessee shall not have the right to terminate. Lessee shall pay for the temporary space at the market rate or Lessee's existing rate, whichever is lower and Lessor agrees to pay the costs of relocation.

          27.  INSOLVENCY,  If Lessee becomes insolvent, or makes an assignment
               ----------
for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may at Lessor's option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

          28.  DEFAULT,  If this lease is terminated in accordance with any of
               -------
the terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises or if Lessee shall fail at any time to keep or perform any of its covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent (and such failure is not cured within ten (10) days after written notice thereof by Lessor to Lessee in the case of monetary default and thirty (30) days for all other defaults under the lease), then, and in any of such events, Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease if not otherwise terminated may immediately be declared by Lessor as terminated, provided however, in the case of non-monetary defaults, if the failure is of such a nature that it cannot be completely remedied within such thirty (30) day period, the failure shall not be a default if Lessee begins correction of the failure within the thirty (30) day period and thereafter proceeds with reasonable diligence to correct the failure as soon as practicable. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the reasonable costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%).

          29.  BINDING EFFECT,  The parties hereto further agree with each other
               --------------
that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

          It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

          30.  HOLDING OVER,  If Lessee holds possession of the Premises after
               ------------
term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

          31.  ATTORNEY'S FEES,  If any legal action is commenced to enforce any
               ---------------
provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements. The phrase "prevailing Party" shall include a party who receives substantially the relief desired, whether by dismissal, summary judgment, judgment or otherwise.

          32.  LESSOR REPRESENTATIONS,  The Lessor has made no representations
               ----------------------
or promises other than contained herein or in some future writings signed by Lessor, except the physical condition of the Premises is consistent with general office space in the Puget Sound commercial market and Lessor operates the Premises in compliance with the U.S. American Disabilities Act.

          33.  QUIET ENJOYMENT,  So long as Lessee pays the rent and performs
               ---------------
the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

          34.  RECORDATION,  Lessee shall not record this lease without the
               -----------
prior written consent of Lessor. However, at the request of Lessor, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

          35.  MUTUAL PREPARATION OF LEASE,  It is acknowledged and agreed that
               ---------------------------
this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

          36.  GOVERNING LAW,  This lease shall be governed by, construed and
               -------------
enforced in accordance with the laws of the State of Washington.

          37.  DESIGN SERVICES,  Lessor shall, at Lessor's expense, provide for
               ---------------
all space planning, design, documentation and contract administration in connection with all work to be done in the Premises in order to prepare the Premises for Lessee's effective occupancy. Lessor will be responsible for the architectural space study fees of CNA Architects, but not for the cost of construction documents unless provided by Martin Selig Real Estate in-house architects. Lessor will furthermore contract with and pay for the design and engineering services pertaining to structural, mechanical, electrical, and fire protection. Lessor shall, at Lessor's expense, furnish to Lessee, for Lessee's approval, all drawings necessary for the preparation of the Premises for Lessee's use and occupancy.

          38.  TENANT IMPROVEMENT ALLOWANCE,  Lessee's Premises will be
               ----------------------------
completed in accordance with mutually agreed upon working drawings by a mutually agreed upon contractor. Lessee will be provided a tenant improvement allowance of $5.00 per rentable square foot. This tenant improvement allowance shall not include furniture, furnishings, or equipment, but may include physical moving expenses and improvements to the space including HVAC modifications. The tenant improvement allowance will be given to Lessee as a rent credit to be offset against rents beginning with the commencement of this lease.

          39.  PARKING,  Lessee will be provided parking for four (4) cars in
               -------
the building garage and four (4) cars outside of the building. All parking shall be at market rate, currently $90.00 inside and $80.00 outside, and paid for by Lessee.

          40.  OPTION TO RENEW,  Provided that Lessee is not in default under
               ---------------
any of the terms and conditions of this lease at the time of exercising this option, Lessee shall have the option to renew this lease for an additional period of three (3) years on the same terms and conditions, except the rent. Base rent for the renewal term shall be at the then market rate for comparable office space in the lower Queen Anne area of Seattle. Lessee agrees to give Lessor notice of its intent to renew 180 days prior to the expiration of the initial lease term. In the event Lessee disagrees with the market rate established by Lessor, market rate shall be established as follows:

Within sixty (60) days after notice of exercise of the option, each party shall nominate an appraiser of its choice. The two appraisers shall then select a third appraiser and they shall determine by majority vote the fair market rental value for the Premises as of the commencement of the extended term.

All appraisers selected shall be M.A.I. appraisers with commercial property experience in King County.

The base rent shall remain unchanged until such decision is rendered by the appraiser, but the rent shall be adjusted retroactive to the beginning of the option period.

          41.  REAL ESTATE COMMISSION,  Lessor agrees to pay a real estate
               ----------------------
commission equivalent to five percent (5%) of the gross rental amount of the initial lease term to Colliers Macaulay Nicolls International for their services in this lease transaction. The fee shall be payable one-half upon execution of lease and one-half upon occupancy of space by Lessee. In the event Lessor declines to pay such fees in the amount and in the time frame described, Lessee may make payment of commission and accrued interest directly to Colliers and deduct it from the/any first rents becoming due. In such case, Lessor shall not hold Lessee in default under the terms of this lease.

          IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

SELIG REAL ESTATE HOLDINGS SIX,          CELL THERAPEUTICS INC.,
a Washington general partnership         a Washington Corporation



    ------------------------------           ----------------------------
By:  Martin Selig                        By:
    ------------------------------           ----------------------------
Its: General Partner                     Its:
    ------------------------------           ----------------------------
               "Lessor"                                "Lessee"

                                  GUARANTEE
                                  ---------

For value received and as an inducement to Lessor making the within lease to Lessee, the undersigned Guarantor hereby guarantees the payment of rent and performance by Lessee, Lessee's successors and assigns of all covenants and agreements of the above Lease.


-----------------------------------        ------------------------------------

CELL0224.98

Attachment

                                  EXHIBIT B
                                  ---------


                                   EXAMPLE
                                   -------

The intent is to include Lessee's proportionate share of all Base Year Costs in Lessee's Annual Base Rental Rate. It is further the intent to limit adjustments to Lessee's Base Year Costs to actual increases in cost. The Operating Services are adjusted to the greater of actual occupancy or 95% occupancy for the base year to fairly establish the Base Year Costs at an equitable standard for comparison purposes. Comparison Years are similarly adjusted for purposes of fairness and equality. To prevent any confusion regarding computation of Base Year Costs, Comparison Year Costs and the adjustment of those costs to 95% occupancy, if necessary, we have set forth the following example. It is important to note that if adjustment to 95% occupancy is necessary, not all Operating Services are adjusted.

Expenses requiring adjustment are those which are 100% dependent upon the change in footage and adjust with the change in occupied footage. This category includes electricity, water/sewer, superintendent, disposal, management, janitorial supplies, window washing, repair and maintenance, HVAC maintenance, and janitorial labor.

Other expenses do not require adjustment nor are they dependent upon occupied footage change. These categories are the same whether the building is empty or full. They are, insurance, security, elevator, landscaping and telephone.

Real Estate Taxes are dependent upon independent assessment. Real Estate Taxes are not adjusted to 95%, but are established for each respective year based on the actual tax paid whether for the respective Base Year or each subsequent Comparison Year(s).

Please note the expenses noted below which are and are not adjusted and the adjustment to each expense to achieve 95% occupancy, if necessary. The method of adjusting expenses depicted in the example will be followed when adjusting actual Operating Service Expenses for both the Base Year and Comparison Year(s).


HYPOTHETICAL FACTS

     Building Occupancy:                                   80%
     Actual Base Year Costs:                               $ 375,000
     Grossed Base Year Costs to 95%:                       $ 440,000
     Actual Comparison Year Costs: (see below)             $ 405,440
     Grossed Comparison Year Costs to 95%: (see below)     $ 463,080
     Tenant Premises:                                      10,000 RSF
     Building RSF:                                         125,000 RSF
     Tenant Proportionate Basis:                           10,000 divided
                                                           by 125,000 = 8%

                                   EXAMPLE
                                   -------

                            Actual             Grossed
Description                Expenses            Expenses
-----------                --------            --------
Percent Occupied                80.00%     95.00%  Methodology
                                                   -----------

Real Estate Taxes            $ 54,854   $ 54,854   Actual Cost
-----------------

Operating Expenses
------------------
Insurance                    $ 26,595   $ 26,595   Actual Cost
Electricity                  $ 69,358   $ 82,363   Adjusts with occupancy
Water & Sewer                $  4,945   $  5,872   Adjusts with occupancy
Security                     $  5,000   $  5,000   Actual Cost
Elevator                     $  7,526   $  7,526   Actual Cost
Superintendent               $ 82,869   $ 98,407   Adjusts with occupancy
Landscaping                  $  2,912   $  2,912   Actual Cost
Disposal                     $ 15,502   $ 18,409   Adjusts with occupancy
Management                   $ 41,680   $ 49,495   Adjusts with occupancy
Supplies                     $  4,339   $  5,153   Adjusts with occupancy
Window Washing               $  1,527   $  1,813   Adjusts with occupancy
Repairs & Maintenance        $ 24,333   $ 28,895   Adjusts with occupancy
Telephone                    $  1,144   $  1,144   Actual Cost
HVAC Maintenance             $  6,208   $  7,372   Adjusts with occupancy
Janitorial                   $ 56,648   $ 67,270   Adjusts with occupancy
                             --------   --------

TOTALS:                      $405,440   $463,080
